Exhibit 10.1

December 6, 2017

Prescott Group Capital Management, L.L.C.

Prescott Group Aggressive Small Cap, L.P.

Prescott Group Aggressive Small Cap II, L.P.

1924 South Utica, Suite 1120

Tulsa, Oklahoma 74104

Ladies and Gentlemen:

1.Prescott Group Capital Management, L.L.C., an Oklahoma limited liability company (“Prescott Capital”); Prescott Master Fund, G.P., an Oklahoma general partnership (the “Prescott Master Fund”); Prescott Group Aggressive Small Cap, L.P., an Oklahoma limited partnership (“Prescott Small Cap”); Prescott Group Aggressive Small Cap II, L.P., an Oklahoma limited partnership (“Prescott Small Cap II” and, together with Prescott Master Fund, Prescott Small Cap and Prescott Capital, “Prescott”); and Destination XL Group, Inc., a Delaware corporation (the “Company” and, together with Prescott, the “Parties”), desire to enter into this letter agreement regarding ownership of the common stock of the Company.  For purposes of this letter agreement, (a) “Affiliates” of Prescott shall mean (i) Phil Frohlich, a natural person, and (ii) any other person or who is an “Affiliate” (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of Prescott or Mr. Frohlich, (b) “Representative” shall mean, as to any person, its directors, officers, employees, agents and attorneys; and (c) “person” shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

2.During the term of this letter agreement, Prescott and its Affiliates shall not, and shall cause their Associates (as defined under Rule 12b-2 of the Exchange Act) not to, without the prior written consent of the Company or the Board, directly or indirectly:

(a)

acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, (i) any additional common stock of the Company or direct or indirect rights to acquire common stock of the Company, such that Prescott, its Affiliates and their Associates collectively would beneficially own, directly or indirectly, for purposes of Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder (or any comparable or successor law or regulation), after giving effect to such acquisition, in excess of 15% of the amount of the issued and outstanding common stock of the Company, provided that, for the avoidance of doubt, any increase in percentage beneficial ownership of common stock of the Company beyond 15% that is caused by a reduction in the number of issued and outstanding common stock of the Company from time to time shall not be deemed to be a violation of this subparagraph (a), or (ii) any assets of the

Company or any subsidiary thereof or any successor to or person in control of the Company;
(b)

form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with the foregoing; provided that, for the avoidance of doubt, the existence of a group consisting of Prescott, its Affiliates and their Associates shall not be deemed to be a violation of this subparagraph (b);

(c)	take any action that could reasonably be expected to require the Company to make a public announcement regarding the events described in subparagraphs (a) through (b) above; or
(d)	request that the Company or any of its Representatives, directly or indirectly, amend or waive any provision of this paragraph 2.

3.This Agreement does not constitute approval (whether retroactively or prospectively) of any transaction by which Prescott, its Affiliates or Associates might become or already might have become an “interested stockholder” (as defined in Section 203 of the Delaware General Corporation Law) or for any other purpose under said Section 203.

4.Without prejudice to the rights and remedies otherwise available to either Party hereto, the Company shall be entitled to equitable relief by way of injunction or otherwise if Prescott, any of its Affiliates, their Associates or any of their respective Representatives breaches or threatens to breach any of the provisions of this letter agreement.

5.No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

6.This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  Each Party hereby irrevocably and unconditionally consents to the exclusive institution and resolution of any action, suit or proceeding of any kind or nature with respect to or arising out of this letter agreement brought by any Party in the Chancery Court of the State of Delaware and the appellate courts thereof.  Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this letter agreement in such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The Parties agree that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law.

7.This letter agreement contains the entire agreement between the Parties concerning the subject matter hereof, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding unless approved in writing by the Parties.

8.This letter agreement shall terminate automatically upon the later to occur of (i) the date that is the one-year anniversary of the date hereof and (ii) the date that is the three-month anniversary of the date that Prescott, its Affiliates and their Associates provide proof reasonably satisfactory to the Company that Prescott, its Affiliates and their Associates collectively beneficially own, directly or indirectly, for purposes of Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder (or any comparable or successor law or regulation), less than 9.9% of the amount of the issued and outstanding common stock of the Company.

9.This letter agreement may be executed in two or more counterparts (including by fax and .pdf), which together shall constitute a single agreement.

Please confirm your agreement with the foregoing by signing and returning this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement.

Very truly yours,

DESTINATION XL GROUP, INC.

By:  /s/ Peter H. Stratton, Jr.

Name: Peter H. Stratton, Jr.

Title: Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED as of the date first written above:

Prescott Group Capital Management, L.L.C.

By: /s/ Phil Frohlich

     Name: Phil Frohlich

     Title: Manager

Prescott MASTER FUND, g.p.

By: /s/ Phil Frohlich

     Name: Phil Frohlich

     Title: Manager

Prescott Group Aggressive Small Cap, L.P.

By: /s/ Phil Frohlich

     Name: Phil Frohlich

     Title: Manager

Prescott Group Aggressive Small Cap II, L.P.

By: /s/ Phil Frohlich

     Name: Phil Frohlich

     Title: Manager

[Signature Page to Letter Agreement]